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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


Date of Report
(Date of earliest event reported):                            October 2, 1998
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                                BRIGHTPOINT, INC.
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             (Exact name of registrant as specified in its charter)


    Delaware                  0-23494                  35-1778566
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(State or other            (Commission               (IRS Employer
jurisdiction of            File Number)              Identification No.)
incorporation)


6402 Corporate Drive, Indianapolis, Indiana       46278
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(Address of principal executive officer)        (zip code)


Registrant's telephone number,
including area code                                      (317) 297-6100




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       (Former name or former address, if changed since the last Report)


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Item 5.  Other Events.

         On October 2, 1998 Brightpoint, Inc. (the "Company"), issued a press release announcing that it will be eliminating its trading division during the fourth quarter of 1998, consistent with its strategy of emphasizing relationships with wireless equipment manufacturers and network operators. The trading division engages in the purchase of products from suppliers other than the manufacturers and the sale of those products to customers other than network operators or their dealers and other representatives. The Company noted that its established global infrastructure allows it to provide the requisite services to the manufacturers and network operators without the trading business.

         The Company also stated that it intends to accelerate its migration to a services-based organization, focusing on providing integrated services to wireless equipment manufacturers and network operators. The services will be designed to assist these customers in performing mission critical business functions in the most efficient and effective manner.

         The Company will recognize, in the fourth quarter of 1998, a one-time charge which is expected to range from $13 million to $18 million ($9 million to $13 million or $0.17 to $0.23 per share after giving effect to taxes) related to the elimination of the trading division, which will include the loss on the sale of certain assets, severance payments for terminated employees and write-off of certain assets including leasehold improvements and certain information systems costs. Also included in the charge will be a reserve for estimated accrued liabilities.

         The elimination of the trading division is expected to reduce 1999 selling, general and administrative expenses by an amount ranging from approximately $4 million to $5 million from previously planned spending levels. In addition, sales of products purchased directly from the manufacturers generally result in higher margins than the sales of products obtained through trading activities. Excluding the impact of the one-time charge, the elimination of the trading division is not expected to have a negative impact on results of operations for the third or fourth quarter of 1998.


Item 7.  Exhibits

C. (99)  Cautionary Statements.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BRIGHTPOINT, INC.


                                            By /s/ Steven E. Fivel
                                              ----------------------------------
                                              Steven E. Fivel, Executive Vice-
                                              President and General Counsel


Dated:  October 6, 1998


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                                   EXHIBIT 99

                              CAUTIONARY STATEMENTS


Certain statements in this Form 8-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the ability to hire and retain key personnel; successful completion and integration of future acquisitions; relationships with and dependence on third-party wireless communications equipment suppliers; uncertainties relating to economic conditions in markets in which the Company operates; uncertainties relating to government and regulatory policies; uncertainties relating to customer plans and commitments; dependence on the wireless communications industry; pricing and availability of wireless communications equipment materials and inventories; rapid technological developments and obsolescence in the wireless communications industry; potential performance issues with suppliers and customers; governmental export and import policies; global trade policies; worldwide political stability and economic growth; the highly competitive environment in which the Company operates; potential entry of new, well-capitalized competitors into the Company's markets; changes in the Company's capital structure and cost of capital; and uncertainties inherent in international operations and foreign currency fluctuations. The words "believe," "expect," "anticipate," "intend," "forecast," and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the statement was made.








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